                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
                               AND CLASS A STOCK
                                       OF
                              PITTWAY CORPORATION

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock of the par value of $1.00 per share (the 'Common Stock'), or shares of Class A Stock of the par value of $1.00 per share (the 'Class A Stock', and together with the Common Stock, the 'Shares'), of Pittway Corporation, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase dated December 23, 1999 (the 'Offer to Purchase')), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

             By Mail:                  By Facsimile Transmission:       By Hand or Overnight Courier:

   Tender & Exchange Department     (For Eligible Institutions Only)     Tender & Exchange Department
          P.O. Box 11248                     (212) 815-6213                   101 Barclay Street
      Church Street Station         Confirm Facsimile by Telephone:       Receive and Deliver Window
  New York, New York 10286-1248              (800) 507-9357                New York, New York 10286

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN 'ELIGIBLE INSTITUTION' UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              The Guarantee on the Reverse Side Must Be Completed

Ladies and Gentlemen:

    The undersigned hereby tenders to HII-2 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Honeywell International Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the 'Offer'), receipt of which is hereby acknowledged, the number of shares set forth below of Common Stock of the par value of $1.00 per share (the 'Common Stock'), and/or Class A Stock of the par value of $1.00 per share (the 'Class A Stock', and together with the Common Stock, the 'Shares'), of Pittway Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

   Number of Shares of Common Stock: ________________________________________

   Number of Shares of Class A Stock: _______________________________________

   Certificate Nos. (if available):
   __________________________________________________________________________

   __________________________________________________________________________

   Check box if Shares will be tendered by
   book-entry transfer: [ ]

   Account Number: __________________________________________________________

   Dated: ___________________________________________________________________

   Name(s) of Record Holder(s):

   __________________________________________________________________________

   __________________________________________________________________________
                                  PLEASE PRINT

   Address(es):______________________________________________________________

   __________________________________________________________________________

   __________________________________________________________________________
                                                                     ZIP CODE

   Area Code and Telephone No.:

   __________________________________________________________________________

   __________________________________________________________________________

   Signature(s): ____________________________________________________________

   __________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:_________________________________      _____________________________
                                                        AUTHORIZED SIGNATURE
Address: _____________________________________      _____________________________
                                                              PLEASE PRINT
______________________________________________      _____________________________
                                   (ZIP CODE)
                                                    Dated: ______________________
Area Code and Telephone No.:__________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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